                                  EXHIBIT 99.5

                           NATIONAL AUTO CREDIT, INC.

                                POLICY STATEMENT:

                     SECURITIES TRADES BY COMPANY PERSONNEL

THE NEED FOR A POLICY STATEMENT

Federal securities laws make it illegal for you-- the directors, officers and employees of National Auto Credit, Inc. (the "Company") and its subsidiaries--
to buy or sell the Company's securities at a time when you possess material non-public information (also referred to hereafter as "Inside Information")
relating to the Company. This conduct is known as "insider trading." Passing such material nonpublic information on to someone else who may buy or sell securities-- known as "tipping"-- is also illegal. These prohibitions apply to stock, options, debt securities or any other securities of the Company, as well as to securities of other companies if you learn something in the course of your duties that may affect their value.

We are adopting this Policy Statement to avoid even the appearance of improper conduct on the part of anyone employed by or associated with our Company (not just so-called insiders). We have all worked very hard over the years to establish our reputation vis-a-vis our integrity and ethical conduct. We cannot afford to have it damaged.

THE CONSEQUENCES

The consequences of insider trading violations can be staggering:

For individuals who trade on Inside Information (or disclose Inside Information to others who trade):

     o    Disgorgement of any profit gained or loss avoided;

     o    A civil penalty (in addition to disgorgement) of up to three times the profit gained or loss avoided;

     o    A criminal fine (no matter how small the profit) of up to $1 million;
          and

     o    A jail term of up to ten years.

For the Company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading:

     o    A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the employee's violation; and

     o    A criminal penalty of up to $2.5 million.

For an employee or director who violates this Company Policy Statement,
Company-imposed sanctions, including dismissal for cause (as defined in an employee's contract, if applicable), could result.

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Needless to say, any of the above consequences-- even an investigation by the
United States Securities and Exchange Commission (the "SEC") that does not result in prosecution-- can tarnish one's reputation and irreparably damage a career.

DESIGNATION OF CERTAIN PERSONS.

Section 16 Individuals. The Company has determined that those persons listed on
Exhibit A attached hereto are the directors and executive officers of the
Company who are subject to the reporting and penalty provisions of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder ("Section 16 Individuals").
Exhibit A will be amended by the Company from time to time to reflect the election of new officers or directors, any change in function of current officers and the resignation or departure of current officers and directors.

Other Restricted Persons. The Company has determined that those persons and/or categories of personnel listed on Exhibit B will have general access to the
Company's internal financial statements or Inside Information relating to the
Company's financial results during a given financial quarter. These individuals may not execute transactions involving the purchase or sale of the Company's securities without the express written permission of the Company's Chief
Executive Officer or Chief Financial Officer or at any time other than during the period (the "Trading Window") commencing at the close of business on the second trading day following the date of public disclosure of the financial results for a particular fiscal quarter or year and ending one calendar month prior to the end of the next fiscal quarter. Exhibit B will be amended by the
Company from time to time. Certain persons not listed on Exhibit B may come to have access to the Company's internal financial results or other Inside
Information for a period of time. During that period, such persons should also follow the Trading Window procedures and refrain from trading while in possession of Inside Information.

COMPANY POLICY ON INSIDER TRADING

If a director, officer or any employee has material non-public information relating to our Company, including any of its subsidiaries, it is our policy that neither that person nor any related person may (1) buy or sell securities of the Company or engage in any other action to take advantage of that information or (2) communicate that information to other persons not having a need to know the information for legitimate, Company-related reasons. This policy also applies to information relating to any other company, including our customers, financing sources or merger prospects, obtained in the course of employment.

Even transactions that may be necessary or justifiable for independent reasons
(such as the need to raise money for an emergency expenditure) are no exception.
Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct.

Material Information Defined. Material information is any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. In short, any information which could reasonably affect the price of the stock.

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Examples of Material Information. Common examples of information that will frequently be regarded as material are: unpublished financial results;
non-public projections of future earnings or losses; news of a pending or proposed merger, acquisition or tender offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock dividend or split; the offering of additional securities;
changes in management; impending bankruptcy or financial liquidity problems; and
the gain or loss of a substantial customer. We emphasize that this list is merely illustrative. Either positive or negative information may be material.

Twenty-Twenty Hindsight. Remember, if your securities transactions become the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight.

Transactions By Family Members. The very same restrictions apply to your family members and others living in your household. Employees are expected to be responsible for the compliance of their immediate family and personal household.
Officers, directors and employees should not discuss material non-public information with family and household members. To avoid the appearance of impropriety, during times when you are in possession of material non-public information, family and household members should be prevented from trading without revealing the information you possess.

Disclosing Information to Others. Whether information is proprietary information about our Company or information that could have an impact on our stock price, you must not pass the information on to others (including other persons within the Company, family members or friends) unless the person has a need to know the information for legitimate Company-related reasons. You should also not discuss such information in public places where it can be overheard, such as elevators, restaurants, taxis and airplanes. A director, officer or employee who improperly reveals Inside Information to another person can be held liable for the trading activities of his "tippee" and any other person with whom the tippee shares the information. The above penalties apply whether or not you benefit financially from such trades and whether or not you knew or intended that another person would trade Company stock on the basis of the information revealed. In order to avoid even the appearance of impropriety, it is recommended that directors, officers and employees refrain from providing advice or making recommendations regarding the purchase or sale of the Company's stock, whether or not you are then in possession of material non-public information.

Trading in Securities of Customers, etc. The penalties for insider trading and the Company's insider trading policy apply equally to material nonpublic information concerning other companies obtained through your employment or association with the Company, including information concerning our customers, borrowers, suppliers, merger prospects or others with whom we have business dealings. You must refrain from trading securities of another company while in possession of such material nonpublic information concerning it, and you must not disclose such information to others unless the person has a need to know the information for legitimate, Company-related reasons.

When Information Is Public. If you are in possession of material information which has not previously been made public, it is also improper for you to enter a trade immediately after the Company has made a public announcement of the information, including earnings releases. Before entering into a trade, the
Company's shareholders and the investing public must be afforded

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sufficient time to receive the information and act upon it. Although the amount of time you must wait varies with the type and complexity of the information released, a good general rule is to wait until the third business day following the Company's public release of the information before engaging in a trade.
Thus, if an announcement is made on a Monday, Thursday generally would be the first day on which you should trade (assuming you have no knowledge of other material information that has not been publicly disclosed). If an announcement is made on a Friday, the following Wednesday generally would be the first day.

In addition to the foregoing, it is the Company's policy that all directors, officers and restricted persons are prohibited from conducting transactions involving the purchase or sale of the Company's securities other than during the
Trading Window and must contact the Chief Executive Officer or Chief Financial
Officer prior to engaging in any transactions.

In 2000, the SEC adopted Rule 10b5-l (the "Rule"), which provides certain limited "safe harbors" for "preestablished trading plans" as affirmative defenses to insider trading allegations. To comply with the Rule, a preestablished trading plan must, among other requirements, include the amount, price and date of a planned transaction and must be set forth in writing.
Additional recommended activities include having the issuer of the subject security approve the plan, determining whether Section 16(b) of the Exchange Act presents any problems, appointing an independent person to execute the transactions under the plan, and announcing the plan publicly. It is the
Company's policy that no officer or director is permitted to follow Rule l0b5-1 unless the Company and its counsel have approved such a plan in advance.

Finally, it is the Company's policy that directors, officers and employees should not engage in any of the following activities with respect to the securities of the Company:

     1.   Trading in securities on a short-term basis by directors and officers-- Any security of the Company purchased by an officer or director must be held for a minimum of six (6) months prior to sale, unless the security is subject to forced sale, e.g., as a consequence of a merger or acquisition involving the Company;

     2.   Purchases on margin;

     3.   Short sales; or

     4.   Buying or selling puts, calls or options to purchase or sell any of the Company's securities, other than options granted by the Company or bona fide pledges.

PRE-NOTIFICATION REQUIREMENT FOR DIRECTORS AND OFFICERS

To avoid even the appearance of an improper transaction (which could result, for example, where an insider engages in a trade while unaware of a pending major development) and to provide assistance to insiders who are in doubt as to whether a transaction would be in violation of the Company's policy, it is part of this Policy Statement that prior to any acquisition or disposition of shares of the Company's stock by an officer or director of the Company (other than a grant of options or restricted securities by the Company to the officer or director), the officer or director must notify the Chief Executive Officer and
Chief Financial Officer in writing.

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CERTIFICATION

You will be required to certify that you understand and will comply with this
Policy Statement. Also, you will be required to certify on an annual basis that you have complied with this Policy Statement during the preceding year. Failure to comply with this Policy Statement may constitute grounds for your dismissal from employment for cause or, if you are a director, your removal from the
Board.

COMPANY ASSISTANCE

Any person who has any questions about specific transactions or general questions about this Policy Statement may obtain additional guidance from the
Chief Executive Officer or Chief Financial Officer of the Company. Please
remember, however, that the ultimate responsibility for adhering to this Policy
Statement and avoiding improper transactions rests with you. In this regard, it is imperative that you use your best judgment.

Adopted November 3, 2005

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                                    EXHIBIT A

                 EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

I.   EXECUTIVE OFFICERS:

Name                     Office/Position
----                     ---------------
James J. McNamara        Chairman of the Board and Chief Executive Officer

Robert V. Cuddihy, Jr.   Chief Financial Officer, Secretary and Treasurer

II.  DIRECTORS:

Name
----
James J. McNamara

James M. Augur

John A. Gleason

Donald Shek

Henry Y. L. Toh

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                                    EXHIBIT B

                               RESTRICTED PERSONS

Name                             Office/Position
----                             ---------------

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